UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): October 26, 2009

LONGWEI PETROLEUM INVESTMENT
HOLDING LIMITED

(Exact name of registrant as specified in its charter)

Colorado	000-31751	84-1536518
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

No.30 Guanghua Street, Xiaojingyu Xiang, Wanbailin District
Taiyuan City, Shanxi Province, China P.C. 030024
 (Address of principal executive offices and Zip Code)

Registrant's telephone number, including area code (617) 209-4199

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions ( see   General Instruction A.2. below):

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01

 ENTRY INTO A MATERIAL DEFINATIVE AGREEMENT.

On October 26, 2009, Longwei Petroleum Investment Holding Limited (the “Company”) entered into a consulting agreement (the “Agreement”) with James Crane, the Company’s Chief Financial Officer pursuant to which Mr. Crane would provide certain consulting services, including serving in his current role as Chief Financial Officer for a period of twelve months, commencing on the date of the Agreement, in consideration for which the Company would pay Mr. Crane (a) 68,000 Yuan per month and (b) 75,000 shares of the Company’s common stock, which shall vest on a monthly pro rata basis over the twelve month period beginning on the date of the Agreement. Additionally, pursuant to the terms of the Agreement, the Company shall issue to Mr. Crane, 25,000 shares of the Company’s common stock upon execution of the Agreement.  Pursuant to the terms of the Agreement, the shares of the Company’s common stock issued to Mr. Crane shall have registration rights and thus be entitled to be registered on any registration statement field subsequent to the date of the Agreement.

ITEM 3.02

UNREGISTERED SALE OF SECURITIES

See Item 1.01

ITEM 9.01

FINANCIAL STATEMENTS AND EXHIBITS.

(d) The following exhibits are filed with this report:

Exhibit Number	Description
10.1	Consulting Agreement

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LONGWEI PETROLEUM INVESTMENT HOLDING LIMITED
Dated: November 10, 2009	/s/ James Crane
Name: James Crane
Title: Chief Financial Officer